EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-113572, 33-95792, 33-99858, 333-18235, 33-42748 and 333-49359), Form S-8/S-3 (File Nos. 333-113561, 333-05087 and 333-34687) and Form S-8 (File No. 333-05141, 333-62887 and 333-55986) of CenterPoint Properties Trust of our report dated December 6, 2004, relating to the statement of revenues and certain expenses of the Prime Industrial Portfolio, which appears in this Form 8-K/A.

Chicago, Illinois	/s/ PRICEWATERHOUSECOOPERS LLP
December 8, 2004